IMMEDIATE RELEASE

American Realty Capital Properties Acquires 447 Net Lease Properties from GE Capital for $774 Million,
Part of the Formerly Public Trustreet Properties Portfolio

ARCP Reconfirms Previously Announced CapLease Merger will Close in Q3 2013

ARCP Remains Focused on Creating Most Significant, Best Performing Net Lease Company in the Industry

New York, New York, June 28, 2013 – American Realty Capital Properties, Inc. (“ARCP” or the “Company”) (NASDAQ: ARCP) closed today on its previously announced acquisition of 447 net lease properties at a purchase price of $774 million from certain affiliates of GE Capital. This property portfolio includes assets primarily net leased to nationally recognized restaurant operators including: IHOP; Jack in the Box; Golden Corral; Burger King; Arby’s; Taco Bell; Applebee’s; Wendy’s; Logan’s Roadhouse; and Denny’s. These ten nationally recognized brands constitute 63% of the net operating income of the 447 property portfolio, part of formerly public Trustreet Properties Inc. The 447 properties acquired represent the entire portfolio acquisition after the parties agreed to remove 24 properties from the originally announced 471 property portfolio, as permitted under the purchase and sale agreement.

Apart from the GE Capital portfolio acquisition, ARCP has acquired in 2013 an additional 81 properties from its organically developed pipeline for a purchase price of $366.6 million, exclusive of closing costs, at a cap rate of 8.1%. Thus, the Company’s total acquisitions in 2013 as of June 30th total $1.14 billion, surpassing its previously announced purchase projections for all of 2013.

ARCP also reaffirmed its earlier announcement that it expects to complete its merger with CapLease, Inc. (“CapLease”) by the end of the third quarter of 2013. ARCP sees this union as a transformative transaction in which ARCP will add 71 high credit quality, primarily net leased properties, further diversifying its portfolio.

Nicholas S. Schorsch, Chief Executive Officer and Chairman of ARCP commented, “We are pleased to announce our acquisition of this high-quality net lease portfolio from GE Capital. These properties represent a diverse and accretive addition to our best-in-class net lease real estate portfolio. We completed this transaction quickly while adding $366.6 million of other net lease properties in 2013. Currently for 2013, we have bought approximately $1.14 billion of total acquisitions through June. We will continue to augment our asset base and our management team with our expected merger with CapLease, creating a $6.9 billion company by the end of the third quarter of 2013, and adding a team of real estate professionals with an exemplary skillset in building, acquiring and managing high-quality, net lease office and industrial assets. We will continue to be deliberate in evaluating our options as we expect to grow the Company further through organic purchases and strategic acquisitions.”

Mike Weil, President of ARCP added, “We want to thank GE Capital for working closely and collaboratively with us to close this milestone transaction in record time. Through the efforts of our dedicated management and acquisition team, we added a high-quality, diverse portfolio of branded net lease properties housing vibrant business models at a cap rate of roughly 7%. We are thrilled to have assembled one of the strongest net lease REIT portfolios available to the institutional and retail investor in the public, traded markets, diversified across industry, geographical location and tenant.”

Brian Block, Executive Vice President and Chief Financial Officer of the Company, added, “We have met our previously announced $1.1 billion of 2013 forecasted purchases, and have done so by June 30th, six months earlier than expected. Our recently closed private placements of common and preferred stock totaling $900 million, sold at an average per share price in excess of $15.50, have provided additional financing required to help us consummate this GE Capital acquisition and our pending merger with CapLease, among other transactions. Once CapLease is closed, we expect to own a portfolio comprised of over 1,252 properties which is 69% investment grade.”

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a real estate investment trust for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. The Company may disseminate important information regarding the company and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed CapLease merger, CapLease will prepare and file with the Securities and Exchange Commission (“SEC”) a proxy statement and other documents regarding the proposed merger. The proxy statement will contain important information about the proposed merger. STOCKHOLDERS OF CAPLEASE ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY CAPLEASE WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders of CapLease will be able to obtain free copies of the proxy statement and other relevant documents filed by CapLease with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by CapLease with the SEC are also available on CapLease’s website at www.caplease.com, and copies of the documents filed by ARCP with the SEC are available on ARCP’s website at www.arcpreit.com.

Participants in Solicitation

The directors, executive officers and employees of CapLease may be deemed “participants” in the solicitation of proxies from stockholders of CapLease in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of CapLease in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about CapLease’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 19, 2013.

Forward-Looking Statements

Certain information set forth herein contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s and CapLease’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement with CapLease will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with CapLease; (2) the inability to complete the proposed merger due to the failure to obtain CapLease stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; (3) risks related to disruption of management’s attention from the ongoing business operations due to the transaction; (4) the effect of the announcement of the proposed merger on CapLease’s or ARCP’s relationships with its customers, tenants, lenders, operating results and business generally; (5) the outcome of any legal proceedings relating to the merger or the merger agreement; and (6) risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in ARCP’s and CapLease’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP and CapLease disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
Diccicco Battista Communications	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 212-415-6500